EXHIBIT 16.1

February 3, 2025 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 2054

Re: Hawkins, Inc.
File No. 0-7647

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Hawkins, Inc. dated January 29, 2025, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP